As filed with the Securities and Exchange Commission on March 16, 2011

Registration No. 333- 150593

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO.1
TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VORNADO REALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)
22-1657560 (IRS Employer Identification Number)

888 SEVENTH AVENUE

NEW YORK, NEW YORK 10019

(Address of Principal Executive Offices) (Zip Code)

VORNADO REALTY TRUST 2002 OMNIBUS SHARE PLAN
(Full Title of the Plan)
Joseph Macnow
Vornado Realty Trust
888 Seventh Avenue, New York, New York 10019
(Name and Address of Agent for Service)
(212) 894-7000
(Telephone Number, Including Area Code, of Agent for Service)
Copies to:
William G. Farrar, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 Telephone: (212) 558-4000 Facsimile: (212) 558-1600

EXPLANATORY STATEMENT — DEREGISTRATION OF SHARES

Vornado Realty Trust (the “Company”) has filed this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (“Post-Effective Amendment”) to deregister certain securities issuable under the Vornado Realty Trust 2002 Omnibus Share Plan (the “2002 Plan”), which were originally registered by the Company on a Form S-8 Registration Statement (File No. 333-150593) filed with the Securities and Exchange Commission (the “Commission”) on May 2, 2008 (the “Prior Registration Statement”).

On May 13, 2010 shareholders approved the Vornado Realty Trust 2010 Omnibus Share Plan (the “2010 Plan”).

As of May 13, 2010, there were 3,242,135 common shares, $0.04 par value, of beneficial interest (the “Common Shares”), that were authorized to be awarded by the Company under the 2002 Plan but that, as of May 13, 2010, were not issued or subject to outstanding awards granted under the 2002 Plan.  Accordingly, as a result of the approval of the 2010 Plan, these 3,242,135 Common Shares are no longer available for new awards under the 2002 Plan and will not be issued under the 2002 Plan.

The Company is concurrently filing a separate registration statement on Form S-8 to register 12,000,000 Common Shares for issuance under the 2010 Plan without regard to the 3,242,135 Common Shares referred to above.

Except to the extent specified above, the Prior Registration Statement as previously filed is not amended or otherwise affected by this Post-Effective Amendment thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vornado Realty Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on March 16, 2011.

VORNADO REALTY TRUST,
a Maryland real estate investment trust

By:	/s/ Joseph Macnow
Name:	Joseph Macnow
Title:	Executive Vice President - Finance and Administration, Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Steven Roth	Chairman of the Board of Trustees	March 16, 2011
Steven Roth

/s/ Michael D. Fascitelli	President and Trustee, Chief Executive Officer, (Principal Executive Officer)	March 16, 2011
Michael D. Fascitelli

/s/ Joseph Macnow	Executive Vice President - Finance and Administration, Chief Financial Officer (Principal Financial and Accounting Officer)	March 16, 2011
Joseph Macnow

/s/ Candace K. Beinecke	Trustee	March 16, 2011
Candace K. Beinecke

/s/ Anthony W. Deering	Trustee	March 16, 2011
Anthony W. Deering

/s/ Robert P. Kogod	Trustee	March 16, 2011
Robert P. Kogod

/s/ Michael Lynne	Trustee	March 16, 2011
Michael Lynne

/s/ David Mandelbaum	Trustee	March 16, 2011
David Mandelbaum

/s/ Ronald G. Targan	Trustee	March 16, 2011
Ronald G. Targan

/s/ Richard R. West	Trustee	March 16, 2011
Richard R. West

/s/ Russell B. Wight, Jr.	Trustee	March 16, 2011
Russell B. Wight, Jr.

* The undersigned, by signing his name hereto, does hereby sign this post-effective amendment to the registration statement on behalf of the above-indicated officer or director of the registrant pursuant to the power of attorney signed by such officer or director and filed with the registration statement.

By:/s/ Joseph Macnow

Executive Vice President - Finance and Administration, Chief Financial Officer

(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

24.1	Power of Attorney (included on page II-4) of Registration Statement No. (333- 150593) and incorporated by reference to this post-effective amendment thereto.